EXHIBIT 10.1

EXECUTION COPY

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is made and entered into as of August 20, 2008, by and between ESPRE SOLUTIONS, INC., a Nevada corporation (“Grantor”), and DALCOR INC., a company organized under the laws of Panama (“Secured Party”).

WHEREAS, pursuant to that certain Convertible Secured Promissory Note and Loan Agreement, dated as of the date hereof, issued by Grantor in favor of Secured Party, the other Persons from time to time signatory thereto as Company, and the other Persons from time to time signatory thereto as Holder (as amended, restated, supplemented or otherwise modified from time to time, the “Note”), the Secured Party has agreed to make loans to Grantor; and

WHEREAS, in connection with the Note, Secured Party requires that Grantor execute and deliver to the Secured Party this Agreement; and

WHEREAS, the Grantor wishes to grant a security interest in favor of the Secured Party as herein provided.

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. Unless otherwise defined herein, all terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein.  However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.  All capitalized terms used but not defined herein shall have the meanings provided in the Note.  Further, in this Agreement, the following terms shall have the following meanings:

“Copyright License” means any and all rights now owned or hereafter acquired by Grantor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by such Grantor: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Event of Default” means:  (a) occurrence of an Event of Default (as defined in the Note) or (b) the failure of the Grantor to (i) pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Note or (ii) comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Agreement.

“Intellectual Property” means any and all domain names, Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, and Trademark Licenses.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

“Obligations” means all of the indebtedness, obligations and liabilities of the Grantor to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Note or other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right with respect to any invention on which a Patent is in existence.

“Patents” means, as to any Person, all of the following in which such Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“State” means the State of New York, the State of Nevada or any other applicable jurisdiction.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Grantor granting any right to use any Trademark.

“Trademarks” means, as to any Person, all of the following now owned or hereafter adopted or acquired by such Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (b) all reissues, extensions or renewals thereof, and (c) all goodwill associated with or symbolized by any of the foregoing.

2.             Grant of Security Interest.  The Grantor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and continuing lien on all of the personal property of Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter referred to as the “Collateral”), including, but not limited to, the following:

(a)	all accounts;

(b)	all chattel paper;

(c)	all commercial tort claims listed on Schedule 2(c) attached hereto (as such schedule may be amended or supplemented from time to time);

(d)	all documents;

(e)	all deposit accounts;

(f)	all general intangibles (include, but not limited to, payment intangibles, software and Intellectual Property);

(g)	all goods (including, but not limited to, equipment, inventory and fixtures);

(h)	all instruments;

(i)	all investment property;

(j)	all letter-of-credit rights and supporting obligations;

(k)	all money, cash or cash equivalents;

(l)
to the extent not otherwise included, all proceeds, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

3.             Authorization to File Financing Statements. The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including, but not limited to, (i) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor and, (ii) if applicable, in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

4.             Other Actions. To insure the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, the Grantor agrees, in each case at the Grantor’s expense, to take the following actions with respect to the following Collateral and without limitation on the Grantor’s other obligations contained in this Agreement:

4.1.           Instruments and Tangible Chattel Paper. If the Grantor shall at any time hold or acquire any instrument or tangible chattel paper, the Grantor shall promptly notify Secured Party of such instrument or tangible chattel paper and forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.  Grantor shall not create any instrument or chattel paper without placing a legend on such instrument or chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in such instrument or chattel paper.

4.2.           Deposit Accounts. For each deposit account that the Grantor at any time opens or maintains, the Grantor shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, cause the depositary bank to agree to comply, without further consent of the Grantor, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account.  The Secured Party agrees with the Grantor that the Secured Party shall not give any such instructions to such depository bank or withhold any withdrawal rights from the Grantor unless an Event of Default has occurred and is continuing.

4.3.           Investment Property. If the Grantor shall at any time hold or acquire any certificated securities, the Grantor shall promptly notify Secured Party of such certificated securities and forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.  If any securities now or hereafter acquired by the Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the issuer to agree to comply, without further consent of the Grantor or such nominee, at any time with instructions from the Secured Party as to such securities, or (b) arrange for the Secured Party to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Grantor are held by the Grantor or its nominee through a securities intermediary or commodity intermediary, the Grantor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Grantor or such nominee, at any time with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property.  The Secured Party agrees with the Grantor that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless an Event of Default has occurred and is continuing.

4.4.           Collateral in the Possession of a Third Party.  If any Collateral is at any time in the possession of a person other than the Grantor, the Secured Party, or a lessee of such Collateral from the Grantor in the ordinary course of the Grantor’s business, the Grantor shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall promptly obtain an acknowledgement from such third party, in form and substance satisfactory to the Secured Party, that such third party holds such Collateral for the benefit of the Secured Party and such third party’s agreement to comply, without further consent of the Grantor, at any time with instructions of the Secured Party as to such Collateral.  The Secured Party agrees with the Grantor that the Secured Party shall not give any such instructions to such third party unless an Event of Default has occurred and is continuing.

4.5.           Electronic Chattel Paper, Electronic Documents and Transferable Records. If the Grantor at any time holds or acquires an interest in any electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under Section 9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under Section 7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Secured Party agrees with the Grantor that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the Grantor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under Section 9-105 of the Uniform Commercial Code of the State, Section 7-106 of the Uniform Commercial Code of the State or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing. The provisions of this Section 4.5 relating to electronic documents and “control” under Section 7-106 of the Uniform Commercial Code apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6.           Letter-of-credit Rights. If the Grantor is at any time a beneficiary under a letter of credit now or hereafter, the Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Grantor shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in the Note.

4.7.           Commercial Tort Claims. If the Grantor shall hereafter acquire a commercial tort claim, the Grantor shall promptly notify the Secured Party of the particulars thereof and enter into a supplement to this Agreement granting to the Secured Party a security interest in such commercial tort claim and in the proceeds thereof.

4.8.           Other Actions as to any and all Collateral. The Grantor further agrees, upon request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including (a) executing (to the extent, if any, that the Grantor’s signature thereon is required therefor), delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Secured Party, including any consent of any licensor, lessor or other person obligated on Collateral and any party or parties whose consent is required for the security interest of the Secured Party to attach under Section 2, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5.             Representations and Warranties Concerning Grantor’s Legal Status. The Grantor represents and warrants to the Secured Party as follows: (a) the Grantor’s exact legal name is “ESPRE  SOLUTIONS, INC.”, (b) the Grantor is a corporation and the state of organization of Grantor is Nevada, (c) the Grantor’s organizational identification number, if any, is C19663-2004, and (d) the address of Grantor’s chief executive office is 5700 West Plano Texas Parkway, Suite 2600, Plano, Texas 75093.

6.             Covenants Concerning Grantor’s Legal Status. The Grantor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, the Grantor will not change its name, the location of its chief executive office, or organizational identification number and (b) without the prior written consent of Secured Party, the Grantor will not change its type of organization, state of organization or other legal structure.

7.             Representations and Warranties Concerning Collateral, Etc.

7.1.           General. The Grantor further represents and warrants to the Secured Party as follows: (a) the Grantor is the sole and exclusive owner of or has other rights in or power to use or transfer the Collateral, free from any right or claim of any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Grantor holds no commercial tort claim except as indicated on Schedule 2(c) attached hereto, (e) the Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (f) all Collateral consisting of goods is located in the following locations(s): 5700 West Plano Texas Parkway, Suite 2600, Plano, Texas 75093..

7.2.           Intellectual Property.  The Grantor further represents and warrants to the Secured Party: (a) as of the date hereof, no Grantor has an interest in, or title to, any Patent, Patent License, Trademark, Trademark License, Copyright, Copyright License or internet domain name except as set forth in Schedule 7.2 hereto, (b) all Intellectual Property of Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property in full force and effect, (c) to the best of Grantor’s knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor, or any of its respective licensees, (d) Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released, (e) the conduct of Grantor’s business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party, and (f) this Agreement is effective to create a valid and continuing first-priority Lien on and, upon filing of (i) a Copyright Security Agreement with the United States Copyright Office, (ii) a Patent Security Agreement and a Trademark Security Agreement with the United States Patent and Trademark Office, and (iii) appropriate financing statements in the Grantor’s state of organization, perfected Liens in favor of Secured Party, on Grantors’ Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses and internet domain names and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from Grantor and all actions necessary to protect and perfect Secured Party’s Lien on Grantor’s Intellectual Property have been duly taken.

7.3.           Motor Vehicles.  The Grantor further represents and warrants to Secured Party as follows:  Upon the occurrence and during the continuation of any Event of Default, Grantor shall, upon the request of Secured Party, deliver to Secured Party a motor vehicle certificate of title for all motor vehicles owned by it (whether then owned or thereafter acquired) and shall cause Secured Party’s Lien to be noted on those title certificates by the appropriate state motor vehicle office.

8.              Covenants Concerning Collateral, Etc.

8.1.           General. The Grantor further covenants with the Secured Party as follows: (a) except for the security interest herein granted and liens permitted by the Note, the Grantor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person or any lien, security interest or other encumbrance, and the Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) the Grantor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or other encumbrance in the Collateral in favor of any person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any person as secured party, other than the Secured Party, except for liens permitted by the Note, (d) the Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Grantor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) the Grantor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (h) the Collateral shall remain personal property at all times and the Grantor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture, and (i) the Grantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein unless otherwise expressly permitted by the Note.

8.2.           Intellectual Property.  The Grantor further covenants with the Secured Party as follows: (a) Grantor  shall not do any act or omit to do any act whereby any of the Intellectual Property of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein, provided, that Grantor shall notify Secure Party promptly if such Grantor knows or has reason to know that any application or registration relating to any Intellectual Property may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Intellectual Property, its right to register the same, or to keep and maintain the same, (b) Grantor shall notify Secured Party promptly of any application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency filed by such Grantor since the date of this Agreement or otherwise not previously disclosed, either directly or indirectly through any agent, employee, licensee or designee, and, upon request of Secured Party, Grantor shall execute and deliver any and all documents or agreements Secured Party may request to evidence Secured Party’s Lien on such Patent, Trademark or Copyright, and the general intangibles of Grantor relating thereto or represented thereby, (c) Grantor shall take all actions necessary in its reasonable business judgment or requested by Secured Party, including any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar federal or state office or agency to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of Grantor’s Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of non-contestability and opposition and interference and cancellation proceedings, and (d) in the event that any Intellectual Property is infringed upon, or misappropriated or diluted by a third party, such shall, unless Grantor shall reasonably determine that such Intellectual Property is in no way material to the conduct of its business or operations, promptly sue or take such other action as is appropriate under the circumstances for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Secured Party shall deem appropriate under the circumstances to protect such Intellectual Property.

9.              Insurance.

9.1.           Maintenance of Insurance. The Grantor will maintain with financially sound and reputable insurers reasonably acceptable to Secured Party insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance shall be in such minimum amounts that the Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party.  In addition, all such insurance shall be payable to the Secured Party as additional insured (with respect to liability insurance policies) or loss payee (with respect to property insurance policies).  Without limiting the foregoing, the Grantor will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Grantor; business interruption insurance; and product liability insurance.

9.2.           Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $10,000, be disbursed to the Grantor for direct application by the Grantor solely to the repair or replacement of the Grantor’s property so damaged or destroyed and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Grantor solely to the repair or replacement of the Grantor’s property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations.

9.3.           Continuation of Insurance. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Secured Party.  In the event of failure by the Grantor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Grantor.  The Grantor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

10.           Collateral Protection Expenses; Preservation of Collateral.

10.1.         Expenses Incurred by Secured Party. In the Secured Party’s discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums, in each case to the extent that the Grantor fails to do so.  The Grantor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Grantor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure any Event of Default.

10.2.         Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Grantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Grantor thereunder.  The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times.  The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

11.           Securities and Deposits. The Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations.  Whether or not any Obligations are due, the Secured Party may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Grantor may at any time be applied to or set off against any of the Obligations.

12.           Notification to Account Debtors and Other Persons Obligated on Collateral. The Grantor shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, without notice to or demand upon the Grantor, so notify account debtors and other persons obligated on Collateral.  After the making of such a request or the giving of any such notification, the Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Grantor as trustee for the Secured Party without commingling the same with other funds of the Grantor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments.  The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

13.           Power of Attorney.

13.1.         Appointment and Powers of Secured Party. The Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Grantor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following: (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Grantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and (b) to the extent that the Grantor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature.

13.2.         Ratification by Grantor. To the extent permitted by law, the Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

13.3.         No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

14.           Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  The Secured Party may in its discretion require the Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Grantor’s principal office(s) or at such other locations as the Secured Party may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Grantor at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Grantor hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice.  In addition, the Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

15.           Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 15 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 15.  Without limitation upon the foregoing, nothing contained in this Section 15 shall be construed to grant any rights to the Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15.

16.           No Waiver by Secured Party, Etc. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party.  No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

17.           Suretyship Waivers by Grantor. The Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, the Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.  The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 10.2.  The Grantor further waives any and all other suretyship defenses.

18.           Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

19.           Proceeds of Dispositions; Expenses. The Grantor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Grantor.  In the absence of final payment and satisfaction in full of all of the Obligations, the Grantor shall remain liable for any deficiency.

20.           Overdue Amounts. Until paid, all amounts due and payable by the Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate equal to the highest interest rate allowed by the laws of the State or as otherwise provided by the Note.

21.           Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES).  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE GRANTOR IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF NEW YORK AND HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  SUBJECT TO APPLICABLE LAW, THE GRANTOR AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH JUDGMENT SHALL BE CONCLUSIVE EVIDENCE THEREOF AND THE AMOUNT OF ITS INDEBTEDNESS, OR BY SUCH OTHER MEANS PROVIDED BY LAW; PROVIDED, HOWEVER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS UNDER THE NOTE OR THIS AGREEMENT, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURED PARTY.  GRANTOR HEREBY EXPRESSLY (A) SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS, AND (C) HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF ANY SUCH SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH IN SECTION 23 HERETO AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

22.           Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH.  EACH PARTY HERETO (I) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

23.           Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Grantor, to:

Espre Solutions, Inc.
5700 W. Plano Parkway, Suite 2600
Plano, Texas 75093
Telephone:	214-254-3708
Facsimile:	214-254-3709

If to the Secured Party, to:

Dalcor Inc.
c/o Oliver Chappaz
Rue General Dufour 20
1204 Geneva, Switzerland
Telephone:
Facsimile:

with copy to (which shall not constitute notice):
Hunton & Williams LLP
Bank of America Plaza
600 Peachtree Street, N.E., Suite 4100
Atlanta, Georgia 30308

or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

24.           Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

25.           Counterparts.  This Agreement may be executed in multiple counterparts (any of which may be via facsimile signature or other electronic transmission), which shall, collectively and separately, constitute one agreement.

26.           Benefit of Secured Party.  All security interests granted or contemplated hereby shall be for the benefit of Secured Party, and all proceeds or payments realized from the Collateral upon the Secured Party’s exercise of its rights in accordance herewith shall be applied to the Obligations in accordance with the terms of the Note.

27.           Lien Absolute.  All rights of Secured Party hereunder, and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Note, any other documents executed in connection therewith or any other agreement or instrument governing or evidencing any Obligations, (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note, any other documents executed in connection therewith or any other agreement or instrument governing or evidencing any Obligations, (c) any exchange, release or non-perfection of any other Collateral, or any release, amendment, waiver of or consent to departure from any guaranty, for all or any of the Obligations, (d) the insolvency of Grantor, or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor.

28.           Reinstatement.  This Agreement shall remain in full force and effect and continue to be effective should:  (a) any petition be filed by or against Grantor for liquidation or reorganization, (b) Grantor becomes insolvent or make an assignment for the benefit of creditors, or (c) a receiver or trustee be appointed for all or any significant part of Grantors’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

29.           Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

30.           Miscellaneous.

(a)           Secured Party may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b)           Grantor agrees to promptly reimburse Secured Party for actual expenses, including, without limitation, reasonable counsel fees, incurred by Secured Party in connection with the administration and enforcement of this Agreement.

(c)           Neither Secured Party nor any of their respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(d)           THIS AGREEMENT SHALL BE BINDING UPON GRANTOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF GRANTOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, SECURED PARTY AND ITS SUCCESSORS AND ASSIGNS.

(e)           None of the terms of this Agreement may be waived, altered, modified or amended, except in a writing signed by Secured Party and Grantor.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first set forth above.

GRANTOR:

ESPRE SOLUTIONS, INC.

By:	/s/ Peter Ianace
Name: Peter Ianace
Title: Chief Executive Officer

[Signatures Continue on Following Page]

SECURED PARTY:

DALCOR INC.

By:	/s/ Oliver Chappaz
Name: Oliver Chappaz
Title: Authorized Signatory and Attorney-in-fact

Schedule 2.1

Commercial Tort Claims

None.

Schedule 7.2

Intellectual Property

TRADEMARK REGISTRATIONS:
Trademark	Serial/Registration Number	Filing/Registration Date
LIGHTNING STRIKE	2,546,099	March 12, 2002

TRADEMARK APPLICATIONS:
Trademark	Application Number	Application Date
VUELIVE (w/ Design)	77/457631	April 24, 2008

TRADEMARK LICENSES:
Name of Agreement	Parties	Date of Agreement

PATENT REGISTRATION:
Title	Country	Application Number	Filing Date	Patent Number	Issue Date
Wavelet Transformation of Dithered Quantized/Reduced Color Pixels for Color Pixels for Color Bit Depth Image Compression and Decompression	U.S.A.			6,711,299	March 23, 2004
Image Compression Using an Integer Reversible Wavelet Transform with a Property of Precision Preservation	U.S.A.			6,904,175	June 7, 2005
Image Compression and Decompression Based on an Integer Wavelet Transform Using a Lifting Shame and a Correction Method	U.S.A.			7,003,168	February 21, 2006

PATENT APPLICATIONS:
Title	Country	Application Number	Filing Date
Wireless Endpoint for Videoconferencing	U.S.A.	60/336,014	December 5, 2001
Wireless Telepresence Collaboration System	U.S.A.	10/307,613	December 2, 2002
System and Method for Substantially Real Time Wireless Communication	U.S.A.	60/744,389	April 6, 2006
System and Method for Assisting a Visually Impaired Individual	U.S.A.	11/697,666	April 6, 2007
System and Method for Production, Rights Management and Distribution	U.S.A.	60/761,554	January 23, 2006
Media Player and System and Method for Generating Same	U.S.A.	60/771,727	February 9, 2006
System and Method for Digital Rights Management of Digital Media	U.S.A.	11/626,358	January 23, 2006
High Accurate Predictor Based Fractional Pixel Search for H.264	U.S.A.	60/864,963	November 8, 2006
Hybrid Integer Pixel Searching Method for Fast Block Based Motion Estimation in Video Coding	U.S.A.	60/864,965	November 8, 2006
A High Accurate Predictor Based Fractional Pixel Search for H.264	U.S.A.	60/983,279	October 29, 2007
A Hybrid Integer Pixel Searching Method for Fast Block Based Motion Estimation in Video Coding	U.S.A.	60/983,290	October 29, 2007
System and Method for Digital Rights Management of Digital Media	PCT/U.S.A.	PCT/2007/003424	February 8, 2007
Virtual Exchange Network	U.S.A.	60/894,372	March 12, 2007
S/M for Multicast Transmission	U.S.A.	12/047,281	March 12, 2008
System and Method Multicast Transmission	PCT/U.S.A.	PCT/2008003261	March 21, 2008

PATENT LICENSES:
Name of Agreement	Parties	Date of Agreement

COPYRIGHT REGISTRATIONS:
Copyright	Registration Number	Registration Date

COPYRIGHT APPLICATIONS:
Copyright	Application Number	Application Date

COPYRIGHT LICENSES:
Name of Agreement	Parties	Date of Agreement

INTERNET DOMAIN NAMES:

espresolutions.com (IP Address: 74.53.191.82)